IBM

International Business Machines Corporation                       2070 Route 52
Hopewell Junction, NY 12533

November 29, 2004

Mr. Gary W. Jones
President/CEO
eMagin Corporation
2070 Route 52
Hopewell Junction, NY 12533

Subject: Lease dated May 28, 1999, as amended by First Amendment to Lease dated July 09, 1999, Second Amendment to Lease dated January 29, 2001, Third Amendment to Lease dated May 28, 2002 between International Business Machines Corporation, as Landlord, and eMagin Corporation, as Tenant, (collectively, the "Lease") for the premises located at the Hudson Valley Research Park, 2070 Route 52, Hopewell Junction, NY 12533, as such premises are more particularly described in the Lease.

Fourth Amendment to Lease effective as of June 1, 2004

Dear Mr. Jones,

     The letter, upon your signed acceptance, amends the above referenced Lease between IBM and eMagin Corporation for the Premises located at the Hudson Valley Research Park in Hopewell Junction, NY. The Lease shall be amended as follows ("Amendment 4") and shall be effective as of June 1, 2004:

Replace "Exhibit A1" dated 6-01-02 in its entirety with "Exhibit A1".

Replace "Exhibit A2" dated 6-01-02 in its entirety with "Exhibit A2".

Replace "Exhibit A3" dated 6-01-02 in its entirety with "Exhibit A3".

Replace "Exhibit B" dated 9-15-99 in its entirety with "Exhibit B".

Replace "Schedule A" dated 6-01-02 in its entirety with "Schedule A".

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

Replace "Schedule B" dated 6-01-02 in its entirety with "Schedule B".

Replace "Schedule D" dated 6-01-99 in its entirety with "Schedule D".

Paragraph 4(a): Shall be amended by changing the expiration date from May 31, 2004 to May 31, 2009. The term of this Lease (herein called the "Term") shall be for a period of five (5) years, to commence on June 1, 2004 (the "Commencement Date"), and shall expire on May 31, 2009 unless sooner terminated as hereinafter provided.

Paragraph 4(c): The first sentence shall be deleted in its entirety and replaced with "After May 31, 2007 the Landlord at its sole discretion may grant the Tenant an option to extend the Term for all or any part of the Premises for one
(1), two (2) year period subject to and upon the provisions set forth in this subparagraph and subject to a Rent to be determined by the Landlord in its sole discretion.

Paragraph 28 (a): The first sentence shall be deleted in it entirety and replaced with "Commencing as of June 1, 2004 and continuing thereafter throughout the Term the Landlord shall provide the Tenant with 3 (three) reserved parking spaces and unreserved parking (the "Tenant's Parking Spaces") as outlined on EXHIBIT B.

Paragraph 35, Security Deposit shall be added to the Lease as follows:

(a) The Tenant has deposited with the Landlord the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) as security for the faithful performance and observance by the Tenant of the provisions of this Lease on its part to be performed. If the Tenant defaults in respect of any of these provisions, including the payment of rent, the Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent for which the Tenant is in default or for any sum which the Landlord may expend or may be required to expend by reason of the Tenant's default in respect of any of these provisions, including any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other reentry by the Landlord. If the Tenant shall fully and faithfully comply with all provisions of this Lease on the Tenant's part to be performed, the security shall be credited toward the payment of rent as described in paragraph (b) hereof. If the Landlord sells or leases the Building, the Landlord shall have the right to transfer the security to the vendee or lessee and the Landlord shall thereupon be released by the Tenant from all liability for the return of such security. The Tenant agrees to look solely to the new landlord for the return of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. The Tenant further covenants that it will not assign, pledge or encumber or attempt to assign, pledge or encumber the monies deposited herein as security and that neither the Landlord nor its successors or assigns shall be bound by any such assignment, pledge or encumbrance, or attempted assignment, attempted pledge or attempted encumbrance.

(b) If Tenant is not in Default on March 31, 2009 the security deposit will be credited toward the April 1, 2009 and May 1, 2009 rent payments as shown in Schedule A, Table 1.

Paragraph 36, Use of Rec Center shall be added to the Lease as follows:

A maximum of four (4) of Tenant's employees will be authorized access to the Landlord's Rec Center located on Schenandoah Road, Hopewell Junction, NY, for the sole purpose of use of the parking, locker rooms, exercise rooms, running track, basketball, tennis courts and common areas. Tenant's employees are not authorized to participate in any other activities or sports organized by the Landlord or its employees, guests or invitees.

     Please indicate eMagin's acceptance of this Fourth Amendment to Lease by having an authorized representative sign four (4) copies of this letter on behalf of eMagin and return two (2) copies to IBM, Route 100, Somers, NY 10589,
Attention: Program Manager, Real Estate Services.

     Except as amended herein of this Fourth Amendment to Lease, all the terms and conditions of the Lease shall remain in full force and effect.

     Persons signing below certify that they are authorized representatives of their company and empowered to execute this document on behalf of their company.


Very truly yours,

INTERNATIONAL BUSINESS MACHINES CORPORATION


David W. Pfirman

Senior Program Manager, Real Estate Operations

Accepted and Agreed to:

eMagin Corporation


_______________________________ Date __________
Gary W. Jones
President/CEO

cc: Mr. Sujit Ramchand, IBM Area Counsel
    Ms. Maureen Duffy, IBM General Counsel, Real Estate Services
    Ms. Debra Durstewitz, Site Operations, East Fishkill

IBM
--------------------------------------------------------------------------------
International Business Machines Corporation                        2070 Route 52
Hopewell Junction, NY 12533

December 16, 2004

Mr. Gary W. Jones
President/CEO
eMagin Corporation
2070 Route 52
Hopewell Junction, NY 12533

Subject: Lease dated May 28, 1999, as amended by First Amendment to Lease dated July 09, 1999, Second Amendment to Lease dated January 29, 2001, Third Amendment to Lease dated May 28, 2002 , Fourth Amendment to Lease effective June 1, 2004 between International Business Machines Corporation, as Landlord, and eMagin Corporation, as Tenant, (collectively, the "Lease") for the premises located at the Hudson Valley Research Park, 2070 Route 52, Hopewell Junction, NY 12533, as such premises are more particularly described in the Lease.

Dear Mr. Jones,

     Please replace "Schedule B" in Amendment 4 dated November 29, 2004 with the attached "Schedule B" dated December 16, 2004 in which the negotiated base rent payment schedule shown in Table 1 is correctly shown in Table 2.

     Persons signing below certify that they are authorized representatives of their company and empowered to execute this document on behalf of their company.


Very truly yours,

INTERNATIONAL BUSINESS MACHINES CORPORATION


David W. Pfirman
Senior Program Manager, Real Estate Operations

Accepted and Agreed to:

eMagin Corporation

_______________________________ Date __________
Gary W. Jones
President/CEO

cc:
Mr. Sujit Ramchand, IBM Area Counsel
Ms. Maureen Duffy, IBM General Counsel, Real Estate Services
Ms. Debra Durstewitz, Site Operations, East Fishkill

                                   SCHEDULE A

                               eMagin CORPORATION
                                                                  Effective Date
              BASE RENT COMPUTATION SCHEDULE-- AMEND. 4               06/01/2004


                                             Amend. 3          Amend. 4
Effective Date                           June 1, 2002      June 1, 2004
                                         NPSF                      NPSF            Rate/SF       Annual Rent         Monthly Rent
----------------------------------------------------------------------------------------------------------------------------------
B310                    Storage                10,352              5688              $7.00        $39,816.00            $3,318.00
----------------------------------------------------------------------------------------------------------------------------------
B334                    Office                  8,604             8,604             $17.00       $146,268.00           $12,189.00
----------------------------------------------------------------------------------------------------------------------------------
B330C                   Office                    608               608             $17.00        $10,336.00              $861.33
----------------------------------------------------------------------------------------------------------------------------------
                        Dry                     7,691             7,691             $18.00       $138,438.00           $11,536.50
----------------------------------------------------------------------------------------------------------------------------------
                        Clean                  16,316            16,316             $35.00       $571,060.00           $47,588.33
----------------------------------------------------------------------------------------------------------------------------------
                        Storage                 4,376             4,376              $7.00        $30,632.00            $2,552.67
----------------------------------------------------------------------------------------------------------------------------------
Total                                          47,947            43,283                          $936,550.00           $78,045.83
Average Rent/NPSF                                                                                     $21.64
Average Rent/NRSF                                                                                     $15.45


December 1, 2004
----------------------------------------------------------------------------------------------------------------------------------
B310                    Storage                                       0              $7.00             $0.00                $0.00
----------------------------------------------------------------------------------------------------------------------------------
B334                    Office                                    6,554             $17.00       $111,418.00            $9,284.83
----------------------------------------------------------------------------------------------------------------------------------
B330C                   Office                                    1,606             $17.00        $27,302.00            $2,275.17
----------------------------------------------------------------------------------------------------------------------------------
                        Dry                                       5,850             $18.00       $105,300.00            $8,775.00
----------------------------------------------------------------------------------------------------------------------------------
                        Clean                                    16,316             $35.00       $571,060.00           $47,588.33
----------------------------------------------------------------------------------------------------------------------------------
                        Storage                                   6,524              $7.00        $45,668.00            $3,805.67
----------------------------------------------------------------------------------------------------------------------------------
Total                                                                               36,850       $860,748.00           $71,729.00
Average Rent/NPSF                                                                                     $23.36
Average Rent/NRSF                                                                                     $16.30                $1.03

                                                                                                                            $0.23


                                    Deriving Net Rentable Basis

              Building              Net Productive    NP to NR Factor         Net Rentable  Net Productive         Net Rentable
               Number                   Sq. Ft.                                    Sq. Ft.      Sq. Ft.                 Sq. Ft.
                                     June 1, 2004                               June 1, 04   Dec. 1, 2004             Dec 1, 04
--------------------------------------------------------------------------------------------------------------------------------
                310                           5,688                 1.26             7,167                                    0
--------------------------------------------------------------------------------------------------------------------------------
                330                           8,604                 1.26            10,841              6,554             8,258
--------------------------------------------------------------------------------------------------------------------------------
                334                          28,991                 1.47            42,617             30,296            44,535
--------------------------------------------------------------------------------------------------------------------------------
Total                                        43,283                                 60,625             36,850            52,793
--------------------------------------------------------------------------------------------------------------------------------



BOMA Formula for Net Productive to Net Rentable

         Building Rentable                                                     Example      475000
      -----------------------   = Building Net Rentable                        -------------------  = 1.55
      Building Net Productive                                                        306300



                                SCHEDULE B

                            eMagin CORPORATION                                           Date 12/16/04

                BASE RENT COMPUTATION SCHEDULE-- AMEND. 4                                Effective Date          Lease End Date
                                Table 1                                                         06/01/2004        May 31, 2009

----------------------------------------------------------------------------------------------------------------------------------
                              2004           2005              2006              2007                2008                  2009
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
January                   $73,914.15       $71,729.00      $73,880.87        $76,097.30             $78,380.21         $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
February                  $73,914.15       $71,729.00      $73,880.87        $76,097.30             $78,380.21         $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
March                     $73,914.15       $71,729.00      $73,880.87        $76,097.30             $78,380.21         $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
April                          $0.00       $71,729.00      $73,880.87        $76,097.30             $78,380.21         $11,463.24
----------------------------------------------------------------------------------------------------------------------------------
May                            $0.00       $71,729.00      $73,880.87        $76,097.30             $78,380.21              $0.00
----------------------------------------------------------------------------------------------------------------------------------
June              4       $78,045.83       $73,880.87      $76,097.30        $78,380.21             $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
July                      $78,045.83       $73,880.87      $76,097.30        $78,380.21             $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
Aug                       $78,045.83       $73,880.87      $76,097.30        $78,380.21             $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
September                 $75,860.68       $73,880.87      $76,097.30        $78,380.21             $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
October                   $75,860.68       $73,880.87      $76,097.30        $78,380.21             $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
November                  $69,987.17       $73,880.87      $76,097.30        $78,380.21             $80,731.62
----------------------------------------------------------------------------------------------------------------------------------
December                  $71,729.00       $73,880.87      $76,097.30        $78,380.21             $80,731.62
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Total                    $749,317.47      $875,811.09     $902,085.42       $929,147.99            $957,022.42        $253,658.10
----------------------------------------------------------------------------------------------------------------------------------


Notes:              Amendments

                    1 May 1999 $8,525.67 Per Mo. credit for 6,254 S/F in B/310, under construction & unavailable

                    2 June 2001 Reclassified office and lab (5,000 s.f.) to
                      storage space

                    3 May 2002 Space Givebacks in Bldgs. 310, 330C

                    4 June 2004 Space Givebacks in Bldgs. 310, 330C and B334, 5
                      year renewal with initial increase
                        3% per year thereafter effective June 1.
                        At IBM's sole discretion two, (2) year renewal options will be offered after the 3rd year at the same terms.


                                               2004 Payment Reconciliation
                                               Table 2
                     --------------------------------------------------------------------------------------------------
                                2004                 Loan        Total Rent                                      Delta
-----------------------------------------------------------------------------------------------------------------------
                           Base Rent        Amoritization       Due            Total Payments     (due IBM) due eMagin
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
January                   $69,978.17            $3,935.98        $73,914.15        $73,914.15                    $0.00
-----------------------------------------------------------------------------------------------------------------------
February                  $69,978.17            $3,935.98        $73,914.15        $73,914.15                    $0.00
-----------------------------------------------------------------------------------------------------------------------
March                     $73,914.15                $0.00        $73,914.15        $73,914.15                    $0.00
-----------------------------------------------------------------------------------------------------------------------
April                          $0.00                $0.00             $0.00        $73,914.15               $73,914.15
-----------------------------------------------------------------------------------------------------------------------
May                            $0.00                $0.00             $0.00        $73,914.15               $73,914.15
-----------------------------------------------------------------------------------------------------------------------
June                      $78,045.83                $0.00        $78,045.83        $73,914.15               -$4,131.68
-----------------------------------------------------------------------------------------------------------------------
July                      $78,045.83                $0.00        $78,045.83        $73,914.15               -$4,131.68
-----------------------------------------------------------------------------------------------------------------------
Aug                       $78,045.83                $0.00        $78,045.83        $73,914.15               -$4,131.68
-----------------------------------------------------------------------------------------------------------------------
September                 $75,860.68                $0.00        $75,860.68        $71,729.00               -$4,131.68
-----------------------------------------------------------------------------------------------------------------------
October                   $75,860.68                $0.00        $75,860.68        $71,729.00               -$4,131.68
-----------------------------------------------------------------------------------------------------------------------
November                  $69,987.17                $0.00        $69,987.17        $69,978.15                   -$9.02
-----------------------------------------------------------------------------------------------------------------------
Subtotal Due eMagin                                                                                        $127,160.85
-----------------------------------------------------------------------------------------------------------------------
Security Deposit                                                                                          -$150,000.00
-----------------------------------------------------------------------------------------------------------------------
December                  $71,729.00                $0.00        $71,729.00        $69,978.15               -$1,750.85
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Total                    $741,445.51            $7,871.96       $749,317.47       $874,727.47              -$24,590.00


                                   SCHEDULE D

                               eMagin CORPORATION

                           Computed Utilities Schedule

                                                                      Effective Date 6/1/04
Maximum Available Capacities
Utilities                                      Peak Allowable Usage                      Total Annual Allowable
----------------------------                   --------------------                      ----------------------
Electricity                                         N/A
Chilled Water                                       350Tons                               1,401,600 Ton-Hrs
Low Temp Chilled Water                              130Tons                                 569,400 Ton-Hrs
High Temp Hot Water                                    5MBH                                   19,25 1M MBTU
Deionized Water                                       30gpm                                  13,220 1K Gal
Compressed Air                                       10scfm                                 550,000 SCF
UHP Nitrogen                                           scfm                               6,000,000 SCF
Std. Oxygen                                            scfm                                 100,000 SCF
Std. Argon                                             scfm                                 100,000 SCF
Std. Forming Gas                                     15scfm                                 150,000 SCF

                           BUILDING DIAGRAM OMITTED





                                                                    Buliding 310
Hudson Vally Research Park                                           eMagin Corp

                           BUILDING DIAGRAM OMITTED







                                                                    Buliding 334
Hudson Vally Research Park                                           eMagin Corp

                           BUILDING DIAGRAM OMITTED







                                                                   Buliding 330C
Hudson Vally Research Park                                           eMagin Corp

                           SITE PARKING DIAGRAM OMITTED







                                                          HVRP Site Parking Plan
Hudson Vally Research Park                                          Exhibit B